UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2010, Universal Health Services, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders at the Company’s Corporate Center at 367 South Gulph Road, King of Prussia, Pennsylvania.

At the Annual Meeting, the Company’s stockholders voted to elect the following individuals as Class II members of the Board of Directors to terms expiring at the Company’s 2013 Annual Meeting of Stockholders:

Anthony Pantaleoni - elected by the Class A and Class C Stockholders

Rick Santorum – elected by the Class A and Class C Stockholders

Robert H. Hotz – elected by the Class B and Class D Stockholders

In addition, the Company’s stockholders: (i) adopted the Universal Health Services, Inc. 2010 Employees’ Restricted Stock Purchase Plan, and; (ii) approved the Universal Health Services, Inc. 2010 Executive Incentive Plan.

The final voting results on these matters were as follows:

Proposal No. 1 – Election of Directors:

	Class A and Class C Stockholders		Class B Stockholders
	Anthony Pantaleoni	Rick Santorum	Robert H. Hotz
Votes cast in favor	7,322,208	7,322,208	44,358,889
Votes withheld	0	0	31,183,535
Broker non-votes	0	0	0

Proposal No. 2 – Adoption of the Universal Health Services, Inc. 2010 Employees’ Restricted Stock Purchase Plan:

Votes cast in favor	66,571,143
Votes cast against	4,546,537
Votes abstained	58,090
Broker non-votes	0

Proposal No. 3 – Approval of the Universal Health Services, Inc. 2010 Executive Incentive Plan:

Votes cast in favor	70,959,335
Votes cast against	207,131
Votes abstained	9,304
Broker non-votes	0

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Universal Health Services, Inc. 2010 Employees’ Restricted Stock Purchase Plan.

10.2	Universal Health Services, Inc. 2010 Executive Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

	By:	/s/ Alan B. Miller
	Name:	Alan B. Miller
	Title:	Chairman of the Board and Chief Executive Officer

	By:	/s/ Steve Filton
	Name:	Steve Filton
Date: May 20, 2010	Title:	Senior Vice President and Chief Financial Officer